SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	April 23, 2003

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

2795 East Cottonwood Parkway #660 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip code)

(801) 365-2800

(Registrant’s telephone number, including area code)

ITEM 7. Exhibits.

(c).	The following exhibit is being furnished herewith:

	Exhibit No.	Exhibit Description

	99	Press release, dated April 23, 2003, issued by Sonic Innovations, Inc.

ITEM 9. Regulation FD Disclosure (Information provided under Item 12 – Results of Operations and Financial Condition).

The following information is disclosed pursuant to Item 12 – Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the SEC in release No. 33-8216.

On April 23, 2003, Sonic Innovations, Inc. issued a press release reporting earnings and other financial results for its first quarter ended March 31, 2003. A copy of the press release is attached as Exhibit 99.

The press release referenced above compares the company’s consolidated net sales and net loss for the first quarter of 2003 and the first quarter of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SONIC INNOVATIONS, INC.

/s/ Stephen L. Wilson
Stephen L. Wilson
Senior Vice President and CFO

Dated: April 23, 2003